                                                                   EXHIBIT 10.14

                         EXECUTIVE EMPLOYMENT AGREEMENT

                       ASPREVA PHARMACEUTICALS CORPORATION

PRIVATE AND CONFIDENTIAL

                                                           As of August 25, 2003

Dr. Reinhard Baildon
308 Arbana
Ann Arbor, MI
U.S.A. 48103

Dear Dr. Baildon:

RE: TERMS OF EMPLOYMENT WITH ASPREVA PHARMACEUTICALS CORPORATION (THE "CORPORATION")

      This Agreement confirms the terms and conditions of your employment by the Corporation and will constitute your employment agreement. Those terms and conditions are set out below:

1. Position and Duties. You will be employed by and will serve the Corporation as its Vice President of Clinical and Regulatory, and a member of the corporation's executive management team, having the duties and functions customarily performed by, and have all responsibilities customary to, a vice president of clinical and regulatory of a corporation engaged in a business similar to that of the Corporation, including those duties and functions particularly described in SCHEDULE A attached to this Agreement. You will report directly to the Chief Executive Officer of the Corporation. Your duties and functions pertain to the Corporation and any of its, subsidiaries from time to time and may be varied or added to from time to time by the Chief Executive Officer, at his discretion, exercised reasonably.

2. Term. The terms and conditions of this Agreement shall have effect as of and from December 1, 2003 (the "EFFECTIVE DATE") and your employment as Vice President of Clinical and Regulatory of the Corporation shall continue for a period of 4 years, renewable thereafter by mutual written agreement of the parties for successive one year terms, or until earlier terminated as provided in this Agreement.

3. Base Salary. The Corporation shall pay you a base salary at the rate of CDN$350,000 per year (the "BASE SALARY"), payable semi-monthly, subject to the withholding of all applicable statutory deductions from such Base Salary and including any taxable benefits received under this Agreement or in respect of your employment.

4. Signing Bonus. On or after the Effective Date, upon both parties executing this Agreement, the Corporation shall pay to you a one-time signing bonus (the "SIGNING BONUS") of CDN$130,000, subject to the withholding of all applicable statutory deductions in respect of such Signing Bonus. You shall be required to promptly repay the Signing Bonus to the Corporation if you terminate your employment pursuant to Section 17 (Termination by Executive) within 2 years following the Effective Date. In addition, the Corporation shall have the right to set off the Signing Bonus against any amounts owed by the Corporation to you on the effective date of termination of your employment.

5. Annual Review. The compensation committee (the "COMPENSATION COMMITTEE") established by the Board of Directors (the "BOARD") of the Corporation for the purposes of this Agreement shall review your Base Salary annually. This review shall not result in a decrease of your Base Salary nor shall it necessarily result in an increase in your Base Salary and any increase shall be in the discretion of the Board.

6. Performance Bonus. The Corporation shall review the performance of your duties and functions under this Agreement annually and shall pay you a cash bonus of up to 30% of your Base Salary if the Board, in its sole discretion, determines that certain short-term and long-term business performance objectives of the Corporation and objectives related to your personal performance (together, the "OBJECTIVES"), respectively weighted 40% and 60%, have been achieved. The Objectives will be established from time to time by the Board or the Compensation Committee after consultation with you. Payment of the performance bonus set out in this Section 6 shall be made to you within a reasonable time following the end of each fiscal year and shall be subject to the withholding of all applicable statutory deductions by the Corporation.

7. Benefits. The Corporation will arrange for you to be provided with health, medical, dental, accident and life insurance and such other benefits as are reasonable and appropriate for an executive level benefits plan, as determined by the Board from time to time, based on the recommendations of the Compensation Committee after consultation with you. You may be required to provide information and undergo reasonable assessments of the applicable insurer in order to determine your eligibility for benefits coverage. You acknowledge and agree that coverage under any benefit plan in effect from time to time is subject to availability and other requirements of the applicable insurer and the Corporation makes no promise about your eligibility for or entitlement to benefits and will have no liability or responsibility in the event you are denied coverage. You further acknowledge and agree that the components of the benefits package may be amended, modified or terminated from time to time by the Corporation in its sole discretion, and this may include terminating or changing carriers.

8. Vacation. During your employment with the Corporation under this Agreement, you will be entitled to an annual paid vacation as determined by the Corporation from time to time, not less than 4 weeks per annum, plus one week during the Christmas holiday period. The Corporation reserves the right, acting reasonably, to request that vacations be scheduled so as not to conflict with critical business operations.

9. Relocation and Reimbursement. You acknowledge and agree that the Corporation's head office is located in the metropolitan area of Victoria, British Columbia and that the principal place of your employment is at such head office. You shall relocate your principal residence from Ann Arbor, Michigan, to a new location in the metropolitan area of Victoria, British Columbia upon commencing employment with the Corporation under this Agreement. In consideration of your agreement to relocate your principal residence, the Corporation shall reimburse you for the cost of one house-hunting trip to Victoria for you and your spouse and shall loan to you the following amounts (the "RELOCATION LOAN") associated with your move:

      (a) reasonable moving expenses to a maximum of US$25,000 incurred by you to relocate you and your spouse and personal possessions from 308 Arbana, Ann Arbor, Michigan, to your new residence in the metropolitan area of Victoria, British Columbia, subject to receipt by the Corporation of the applicable invoice or invoices for such expenses;

      (b) real estate fees associated with the sale of your existing principal residence at 308 Arbana, Ann Arbor, Michigan, up to a maximum of US$25,000;

      (c) professional fees incurred by you to obtain professional advice relating to cross-border and immigration issues, up to a maximum of US$15,000. The Corporation may, at its sole discretion upon your request, reimburse you for any such fees in excess of the aforementioned maximum amount;

      (d) professional fees for the first two years related to tax advice provided by accountants of your choice to a maximum of CDN$5,000 per year; and

      (e) medical benefits covering your existing benefits program to a maximum of CDN$2,000 per month for a period between October 22, 2003 until the employee becomes eligible for the corporation's benefits program.

      The Relocation Loan shall repayable by you to the Corporation in accordance with the following schedule:

Years of Employment           Repayment of Relocation Loan
-------------------           ----------------------------
0-1 year                    Full repayment of Relocation Loan

1-2 years                   2/3 of Relocation Loan

2-3 years                   1/3 of Relocation Loan

after 3 years               Nil

10. Reimbursement for Expenses. During your employment under this Agreement, the Corporation shall reimburse you for reasonable travelling and other expenses actually and properly incurred by you in connection with the performance of your duties and functions, such reimbursement to be made in accordance with, and subject to, the policies of the Corporation from time to time. For all such expenses you will be required to keep proper accounts and to furnish statements, vouchers, invoices and/or other supporting documents to the Corporation.

11. Incentive Share Purchase Plan. By his execution of this Agreement, Richard Glickman, as Trustee (Richard Glickman, as Trustee, or any successor Trustee, is herein referred to as the "TRUSTEE") of the 2002 Aspreva Incentive Stock Purchase Plan Trust Agreement (the "TRUST AGREEMENT"), hereby acknowledges and agrees that as soon as reasonably practicable following the execution of this Agreement he will distribute to you under the Trust Agreement 300,000 Common shares of the Corporation (the "TRUST SHARES") and will cause to be delivered to you a share certificate (the "TRUST SHARE CERTIFICATE") registered in the your name representing the Trust Shares.

      You acknowledge and agree that as a condition to being entitled to receive the Trust Shares and the Trust Share Certificate, you will sign and deliver to the Corporation an Agreement to Be Bound to the Shareholders' Agreement dated for reference January 16, 2003 among the Corporation and its shareholders (in a form acceptable to the Corporation).

      You further acknowledge and agree that as an additional condition to being entitled to receive the Trust Shares and the Trust Share Certificate, you will, if this Agreement is terminated in accordance with its terms, immediately transfer to the Trustee, or as the Trustee may direct, for no consideration, all right, title and interest in and to the following Trust Shares, if any, and will cause a certificate representing such Trust shares to be issued to the Trustee, or as the Trustee may direct, unless there has been a "CHANGE IN CONTROL" of the Corporation (as defined in the Change of Control Agreement in the form attached hereto as SCHEDULE B) during the Term:


     TERMINATION DATE             NUMBER OF TRUST SHARES TO BE TRANSFERRED
---------------------------       ----------------------------------------
Before September 15, 2003                         291,667
Before October 15, 2003                           283,334
Before November 15, 2003                          275,002
Before December 15, 2003                          266,668
Before January 15, 2004                           258,335
Before February 15, 2004                          250,003
Before March 15, 2004                             241,669
Before April 15, 2004                             233,336
Before May 15, 2004                               225,004
Before June 15, 2004                              216,670
Before July 15, 2004                              208,337
Before August 15, 2004                            200,005
Before September 15, 2004                         191,671
Before October 15, 2004                           183,338
Before November 15, 2004                          175,006
Before December 15, 2004                          166,672
Before January 15, 2005                           158,339
Before February 15, 2005                          150,007
Before March 15, 2005                             141,673
Before April 15, 2005                             133,340

Before May 15, 2005                               125,008
Before June 15, 2005                              116,674
Before July 15, 2005                              108,341
Before August 15, 2005                            100,009
Before September 15, 2005                          91,675
Before October 15, 2005                            83,342
Before November 15, 2005                           75,010
Before December 15, 2005                           66,676
Before January 15, 2006                            58,343
Before February 15, 2006                           50,011
Before March 15, 2006                              41,677
Before April 15, 2006                              33,344
Before May 15, 2006                                25,012
Before June 15, 2006                               16,678
Before July 15, 2006                                8,346
On or after August 15, 2006                           Nil

12. Stock Options. You will be eligible to receive 200,000 stock options at an exercise price and on such other terms set forth in the Aspreva 2002 Incentive Stock Option Plan, subject to approval of the Board and applicable securities regulatory authorities and to execution and delivery by you of a stock option agreement in a form acceptable to the Corporation. The stock options shall, vest and be exercisable in the following instalments:

      (a)   66,667 options on the first anniversary of the date of the grant;

      (b)   66,667 options on the second anniversary of the date of the grant;
            and

      (c)   66,666 options on the third anniversary of the date of the grant.

      The options granted in this Section 12 will cease to vest:

      (d) on the date you provide the Corporation with written notice of your decision to resign your employment pursuant to Section 17 (Termination by Executive);

      (e) on the date the Corporation provides you with written notice of its decision to terminate your employment pursuant to Section 19 (Termination without Cause);

      (f)   on the date the Corporation terminates your employment pursuant to
            Section 19 (Termination for Cause); or

      (g) otherwise on the date this Agreement is terminated or deemed terminated.

For greater certainty, neither the period of notice nor any payment in lieu thereof will be considered as extending the period of your employment with respect to the vesting or exercise of the options granted in this Section 12.

13. Compliance with Insider Trading Guidelines and Restrictions. As a result of your position as Vice President of Clinical and Regulatory, you are subject to insider trading regulations and restrictions and are required to file insider reports disclosing the grant of any options as well as the purchase and sale of any shares in the capital of the Corporation. The Corporation may from time to time publish trading guidelines and restrictions for its employees, officers and directors as are considered by the Board, in its discretion, prudent and necessary for a publicly listed company. It is a term of your employment as a senior officer of the Corporation that you comply with such guidelines and restrictions.

14. Directors' & Officers' Liability Insurance. The Corporation shall use commercially reasonable efforts to provide you with directors' and officers' liability insurance under the policies for such insurance arranged by the Corporation from time to time upon such terms and in such amounts as the Board may reasonably determine in its discretion.

15. No Other Compensation or Benefits. You expressly acknowledge and agree that unless otherwise expressly agreed in writing by the Corporation subsequent to execution of this Agreement by the parties hereto, you shall not be entitled by reason of your employment by the Corporation or by reason of any termination of such employment, to any remuneration, compensation or benefits other than as expressly set forth in this Agreement.

16.   Service to Employer. During your employment under this Agreement you will:

      (a) well and faithfully serve the Corporation, at all times act in, and promote, the best interests of the Corporation, and devote substantially the whole of your working time, attention and energies to the business and affairs of the Corporation;

      (b) comply with all rules, regulations, policies and procedures of the Corporation; and

      (c) not, without the prior approval of the Board, to carry on or engage in any other business or occupation or become a director, officer, employee or agent of or hold any position or office with any other corporation, firm or person, except as a volunteer for a non-profit organization, for personal investments or a personal holding company, which may include members of your family as shareholders.

17.   Termination By Executive.

      (a) Subject to Section 20 (Termination Following Change in Control), you may resign as Vice President of Clinical and Regulatory at any time, but only by giving the Corporation at least 2 months' prior written notice of the effective date of your resignation. On the giving of any such notice, the Corporation shall have the right to elect, in lieu of the notice period, to pay you a lump sum equal to 2 months' Base Salary, as referred to in Section 3 (Base Salary) and as adjusted from time to time in accordance with Section 5 (Annual Review), plus other sums owed for arrears of salary, vacation pay and, if granted pursuant to Section 6 (Performance Bonus), bonus. If you are a director of the Corporation you will be deemed to have resigned as a director, effective upon your receipt of the notice of termination without any further action on your part.

      (b) If the Corporation elects to pay you such lump sum in lieu of the 2 months' notice period, the Corporation shall, subject to the terms and conditions of any benefit plans in effect from time to time, maintain the benefits and payments set out in Section 7 (Benefits) of this Agreement for 2 months after the date of your notice, but in all other respects, your resignation and the termination of your employment will be effective immediately upon your receipt of the lump sum.

18.   Termination by the Corporation Without Cause.

      (a) The Corporation may terminate your employment as Vice President of Clinical and Regulatory at any time without Cause (as defined below) by giving you written notice of such termination and in all respects, except as set out below, the termination of your employment will be effective immediately upon your receipt of such notice. If you are a director of the Corporation you will be deemed to have resigned as a director, effective upon your receipt of the notice of termination without any further action on your part.

      (b)   If your employment is terminated by the Corporation pursuant to this
            Section 18, the Corporation shall pay to you as a lump sum the number of months of Base Salary, as referred to in Section 3 (Base Salary) and as adjusted from time to time in accordance with Section 5 (Annual Review) set out in the table below depending upon the year of employment in which you are terminated, plus such other sums owed for arrears of salary, vacation pay and, if granted pursuant to
            Section 6 (Performance Bonus), bonus:

Year of Employment          Lump Sum Payment of Base Salary (as adjusted)
------------------          ---------------------------------------------
1-2                                           6 months

after 2                                       12 months

      (c) To the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Corporation shall maintain the benefits and payments set out in
            Section 7 (Benefits) of this Agreement (the "MAINTENANCE PAYMENTS") during a period of 6 months following termination.

      (d) The payments of Base Salary and benefits set out in this Section 18 shall be in lieu of any applicable notice period.

19. Termination by the Corporation for Cause. Notwithstanding Section 17 (Termination by Executive), Section 18 (Termination by the Corporation Without Cause), or Section 20 (Termination Following Change of Control), the Corporation may terminate your employment as Vice President of Clinical and Regulatory for Cause upon written notice of such termination at any time without any notice or severance. In this Agreement, "CAUSE" shall include, but not be limited to, the following:

      (a) the commission of theft, embezzlement, fraud, obtaining funds or property under false pretences or similar acts of misconduct with respect to the property of the Corporation or its employees or the Corporation's customers or suppliers;

      (b) your entering of a guilty plea or conviction for any crime involving fraud, misrepresentation or breach of trust, or for any serious criminal offence that impacts adversely on the Corporation; or

      (c)   any other matter constituting just cause at common law.

      any of which shall entitle the Corporation to terminate your employment under this Section 19. If you are a director of the Corporation you will be deemed to have resigned as a director, effective upon your receipt of the notice of termination without any further action on your part.

20. Termination Following Change in Control. Concurrently with execution and delivery of this Agreement, you and the Corporation shall enter into a "Change of Control Agreement" in the form attached hereto as Schedule B setting out the compensation provisions to be applicable in the event of the termination of your employment as Vice President of Clinical and Regulatory of the Corporation in certain circumstances following a "Change in Control" of the Corporation (as defined in the Change of Control Agreement).

21. No Additional Compensation upon Termination. It is agreed that neither you nor the Corporation shall, as a result of the termination of your employment, be entitled to any notice, fee, salary, bonus, severance or other payments, benefits or damages arising by virtue of, or in any way relating to, your employment or any other relationship with the Corporation (including termination of such employment or relationship) in excess of what is specified or provided for in Section 17 (Termination by Executive), Section 18 (Termination by the Corporation Without Cause),
      Section 19 (Termination by the Corporation for Cause), or Section 20 (Termination Following Chance in Control), whichever is applicable. Payment of any amount whatsoever pursuant to Section 17 (Termination by Executive), Section 18 (Termination by the Corporation Without Cause),
      Section 19 (Termination by the Corporation for Cause), or Section 20 (Termination Following Change in Control) shall be subject to the withholding of all applicable statutory deductions by the Corporation.

22. Confidentiality and Assignment of Invention. Concurrently with execution and delivery of this Agreement and in consideration of your employment by the Corporation, you and the Corporation will enter into a "Confidentiality Agreement and Assignment of Inventions" in the form attached hereto as SCHEDULE C.

23. Disclosure of Conflicts of Interest. During your employment with the Corporation, you will promptly, fully and frankly disclose to the Corporation in writing:

      (a) the nature and extent of any interest you or your Associates (as hereinafter defined) have or may have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Corporation or any subsidiary or affiliate of the Corporation;

      (b) every office you may hold or acquire, and every property you or your Associates may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Corporation or your duties and obligations under this Agreement; and

      (c) the nature and extent of any conflict referred to in subsection (b) above.

      In this Agreement the expression "ASSOCIATE" shall include all those persons and entities that are included within the definition or meaning of "associate" as set forth in Section 1(1) of the Company Act (British Columbia), as amended, or any successor legislation of similar force and effect, and shall also include your spouse, children, parents, brothers and sisters.

24. Avoidance of Conflicts of Interest. You acknowledge that it is the policy of the Corporation that all interests and conflicts of the sort described in Section 23 (Disclosure of Conflicts of Interest) be avoided, and you agree to comply with all policies and directives of the Board from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts of the sort described in Section 23 (Disclosure of Conflicts of Interest). During your employment with the Corporation, without Board approval, in its sole discretion, you shall not enter into any agreement, arrangement or understanding with any other person or entity that would in any way conflict or interfere with this Agreement or your duties or obligations under this Agreement or that would otherwise prevent you from performing your obligations hereunder, and you represent and warrant that you or your Associates have not entered into any such agreement, arrangement or understanding, provided however you will be permitted to accept teaching or academic activities appointments as long as such activities related to such appointments do not conflict or hinder the performance of your duties.

25.   Provisions Reasonable. It is acknowledged and agreed that:

      (a) both before and since the Effective Date. the Corporation has operated and competed and will operate and compete in a global market, with respect to the business of the Corporation set out in SCHEDULE D attached hereto (the "BUSINESS");

      (b) competitors of the Corporation and the Business are located in countries around the world;

      (c) in order to protect the Corporation adequately, any enjoinder of competition would have to apply world wide;

      (d) during the course of your employment by the Corporation, both before and after the Effective Date, on behalf of the Corporation, you have acquired and will acquire knowledge of, and you have come into contact with, initiated and established relationships with and will come into contact with, initiate and establish relationships with, both existing and new clients, customers, suppliers, principals, contacts and prospects of the Corporation, and that in some circumstances you have been or may well become the senior or sole representative of the Corporation dealing with such persons; and

      (e) in light of the foregoing, the provisions of Section 26 (Restrictive Covenant) below are reasonable and necessary for the proper protection of the business, property and goodwill of the Corporation and the Business.

26. Restrictive Covenant. Subject to the exceptions set out in SCHEDULE E attached hereto, you agree that you will not, either alone or in partnership or in conjunction with any person, firm, company, corporation, syndicate, association or any other entity or group, whether as principal, agent, employee, director, officer, shareholder, consultant or in any capacity or manner whatsoever, whether directly or indirectly, for the Term of Employment and continuing for a period of 6 months from the lawful termination of your employment, regardless of the reason for such termination:

      (a) carry on or be engaged in, concerned with or interested in, or advise, invest in or give financial assistance to, any business, enterprise or undertaking that:

            (i) is involved in the Business or in the sale, distribution, development or supply of any product or service that is competitive with the Business or any product or service of the Business; or

            (ii) competes with the Corporation with respect to any aspect of the Business;

      provided, however, that the foregoing will not prohibit you from acquiring, solely as an investment and through market purchases, securities of any such enterprise or undertaking which are publicly traded, so long as you are not part of any control group of such entity and such securities, which if converted, do not constitute more than 5% of the outstanding voting power of that entity;

      (b) solicit, agree to be employed by, or agree to provide services to any person, firm, corporation or other entity that was a client, customer, supplier, principal, shareholder, investor, collaborator, strategic partner, licensee, contact or prospect of the Corporation during the time of your employment with the Corporation, whether before or after the Effective Date, for any business purpose that is competitive with the Business or any product or service of the Business; or

      (c) divert, entice or take away from the Corporation or attempt to do so or solicit for the purpose of doing so, any business of the Corporation, or any person, firm, corporation or other entity that was an employee, client, customer, supplier, principal, shareholder, investor, collaborator, strategic partner, licensee, contact or prospect of the Corporation during the time of your employment with the Corporation, whether before or after the Effective Date.

27. Remedies. You acknowledge and agree that any breach or threatened breach of any of the provisions of Section 13 (Compliance with Insider Trading Guidelines and Restrictions), Section 16 (Service to Employer), Section 22 (Confidentiality and Assignment of Inventions), Section 23 (Disclosure of Conflicts of Interest), Section 24 (Avoidance of Conflicts of Interest) or
      Section 26 (Restrictive Covenant) could cause irreparable damage to the Corporation or its partners, subsidiaries or affiliates, that such harm could not be adequately compensated by the Corporation's recovery of monetary damages, and that in the event of a breach or threatened breach thereof, the Corporation shall have the right to seek an injunction, specific performance or other equitable relief as well as any equitable accounting of all your profits or benefits arising out of any such breach. It is further acknowledged and agreed that the remedies of the Corporation specified in this Section 27 are in addition to and not in substitution for any rights or remedies of the Corporation at law or in equity and that all such rights and remedies are cumulative and not alternative and that the Corporation may have recourse to any one or more of its available rights or remedies as it shall see fit.

28. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns. Your rights and obligations contained in this Agreement are personal and such rights, benefits and obligations shall not be voluntarily or involuntarily assigned, alienated or transferred, whether by operation of law or otherwise, without the prior written consent of the Corporation. This Agreement shall otherwise be binding upon and inure to the benefit of your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assigns.

29. Agreement Confidential. Both parties shall keep the terms and conditions of this Agreement confidential except as may be required to enforce any provision of this Agreement or as may otherwise be required by any law, regulation or other regulatory requirement.

30. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of such province.

31. Exercise of Functions. The rights of the Corporation as provided in this Agreement may be exercised on behalf of the Corporation only by the Board.

32. Entire Agreement. The terms and conditions of this Agreement are in addition to and not in substitution for the obligations, duties and responsibilities imposed by law on employees of corporations generally, and you agree to comply with such obligations, duties and responsibilities. Except as otherwise provided in this Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may only be varied by further written agreement signed by you and the Corporation. This Agreement supersedes any previous communications, understandings and agreements between you and the Corporation regarding your employment. It is acknowledged and agreed that this Agreement is mutually beneficial and is entered into for fresh and valuable consideration with the intent that it shall constitute a legally binding agreement.

33. Further Assurances. The parties will execute and deliver to each other such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

34. Surviving Obligations. Your obligations and covenants under Section 22 (Confidentiality and Assignment of Inventions), Section 26 (Restrictive Covenant) and Section 27 (Remedies) shall survive the termination of this Agreement.

35. Independent Legal Advice. You hereby acknowledge that you have obtained or have had an opportunity to obtain independent legal advice in connection with this Agreement, and further acknowledge that you have read, understand, and agree to be bound by all of the terms and conditions contained herein.

36. Notice. All notices and other communications that are required or permitted by this Agreement must be in writing and shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered mail) to the parties at the addresses indicated below.

            IF TO ASPREVA:

            Aspreva Pharmaceuticals Corporation
            Farris, Vaughan, Wills & Murphy
            26th Floor, 700 West Georgia Street
            Vancouver, BC V7Y 1B3

            Attn: R. Hector MacKay-Dunn

            IF TO DR. REINHARD BAILDON:

            Dr. Reinhard Baildon
            308 Arbana
            Ann Arbor, MI
            U.S.A. 48103

Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section.

37. Severability. If any provision of this Agreement or any part thereof shall for any reason be held to be invalid or unenforceable in any respect, then such invalid or unenforceable provision or part shall be severable and severed from this Agreement and the other provisions of this Agreement shall remain in effect and be construed as if such invalid or unenforceable provision or part had never been contained herein.

38. Waiver. Any waiver of any breach or default under this Agreement shall only be effective if in writing signed by the party against whom the waiver is sought to be enforced, and no waiver shall be implied by any other act or conduct or by any indulgence, delay or omission. Any waiver shall only apply to the specific matter waived and only in the specific instance in which it is waived.

39. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

If you accept and agree to the foregoing, please confirm your acceptance and agreement by signing the enclosed duplicate copy of this letter where indicated below and by returning it to us. You are urged to consider fully all the above terms and conditions and to obtain independent legal advice or any other advice you feel is necessary before you execute this agreement.

                                    Yours truly,

                                    ASPREVA PHARMACEUTICALS
                                    CORPORATION

                                    By: /s/ RICHARD M. GLICKMAN
                                        -----------------------------
                                        Authorized Signatory

Accepted and agreed to by Dr. Reinhard Baildon as of the 23 day of September,
2003

/s/ REINHARD BAILDON
--------------------
Dr. Reinhard Baildon

                                   SCHEDULE A
                     DESCRIPTION OF THE DUTIES AND FUNCTIONS
                OF THE VICE PRESIDENT OF CLINICAL AND REGULATORY

-     Participate as a member of the Corporation's executive management team.

- Lead and play a key role in the development and implementation of the Corporation's clinical programs.

- Lead and play a key role in the development and implementation of the Corporation's clinical programs.

- Lead and play a key role in the development and implementation of the Corporation's regulatory strategies.

- Participate in the formulation of long-range strategic plans and the setting of goals and objectives;

- Assist the Corporation in its business development activities including the identification and securing of additional drug candidates.

- Assist the management team in building organization (e.g. facilities, personnel, contract research organizations, collaborations, strategic alliances, etc.) to successfully carry out the operational business plan

- Assist the management team ensuring expenditures are in accordance with approved budgets.

-     Hire and develop a strong team of clinical and regulatory operatives.

- Analyze the clinical and regulatory results and ensure executive management team is informed and take corrective action when required.

-     Participate in policy and executive direction of the Corporation.

- Keep the Chief Executive Officer apprised of clinical and regulatory developments and activities such as:

      -     performance compared to the operational business plan

      - economic, industry and business matters that may impact the Corporation and

      -     other matters of relevance

- Such other duties as may be requested by the Chief Executive Officer from time to time.

                                   SCHEDULE B

                       ASPREVA PHARMACEUTICALS CORPORATION

                                                           As of August 25, 2003

Dr. Reinhard Baildon
308 Arbana
Ann Arbor, MI
U.S.A. 48103

Dear Dr. Baildon:

                         RE: CHANGE IN CONTROL AGREEMENT

            Aspreva Pharmaceuticals Corporation (the "CORPORATION") considers it essential to the best interests of its members to foster the continuous employment of its senior executive officers. In this regard, the Board of Directors of the Corporation (the "BOARD") has determined that it is in the best interests of the Corporation and its members that appropriate steps should be taken to reinforce and encourage management's continued attention, dedication and availability to the Corporation in the event of a Potential Change in Control (as defined in Section 2), without being distracted by the uncertainties which can arise from any possible changes in control of the Corporation.

            In order to induce you to agree to remain in the employ of the Corporation, such agreement evidenced by the employment agreement entered into as of the date of this Agreement between you and the Corporation (the "EMPLOYMENT AGREEMENT") and in consideration of your agreement as set forth in
Section 3 below, the Corporation agrees that you shall receive and you agree to accept the severance and other benefits set forth in this Agreement should your employment with the Corporation be terminated subsequent to a Change in Control (as defined in Section 2) in full satisfaction of any and all claims that now exist or then may exist for remuneration, fees, salary, bonuses or severance arising out of or in connection with your employment by the Corporation or the termination of your employment:

1.    TERM OF AGREEMENT.

            This Agreement shall be in effect for a term commencing on the Effective Date of the Employment Agreement (as therein defined) and ending on the date of termination of the Employment Agreement.

2.    DEFINITIONS,

      (a) "Affiliate" means a corporation that is an affiliate of the Corporation under the Securities Act (British Columbia), as amended from time to time.

      (b) "Change in Control" of the Corporation shall be deemed to have occurred:

            (i) if a merger, amalgamation, arrangement, consolidation, reorganization or transfer takes place in which Equity Securities of the Corporation possessing more than 50% of the total combined voting power of the Corporation's outstanding Equity Securities are acquired by a person or persons different from the persons holding those Equity Securities immediately prior to such transaction, and the composition of the Board following such transaction is such that the directors of the Corporation prior to the transaction constitute less than 50% of the Board membership following the transaction, except that no Change in Control will be deemed to occur if such merger, amalgamation, arrangement, consolidation, reorganization or transfer is with any subsidiary or subsidiaries of the Corporation;

            (ii) if any person, or any combination of persons (different from those person(s) holding Equity Securities prior to the date hereof) acting jointly or in concert by virtue of an agreement, arrangement, commitment or understanding shall acquire or hold, directly or indirectly, 50% or more of the voting rights attached to all outstanding Equity Securities; or

            (iii) if any person, or any combination of persons (different from those person(s) holding Equity Securities prior to the date hereof) acting jointly or in concert by virtue of an agreement, arrangement, commitment or understanding shall acquire or hold, directly or indirectly, the right to appoint a majority of the directors of the Corporation; or

            (iv) if the Corporation sells, transfers or otherwise disposes of all or substantially all of its assets, except that no Change of Control will be deemed to occur if such sale or disposition is made to a subsidiary or subsidiaries of the Corporation.

            provided however, that a Change in Control shall not be deemed to have occurred if such Change in Control results solely from the issuance of Equity Securities in connection with a bona fide financing or series of financings by the Corporation.

      (c)   "Base Salary" shall mean the annual base salary, as referred to in
            Section 3 (Base Salary), and as adjusted from time to time in accordance with Section 5 (Annual Review), of the Employment Agreement.

      (d) "Bonus" shall mean the bonus referred to in Section 6 (Performance Bonus) of the Employment Agreement.

      (e) "Cause" shall have the meaning set out in Section 19 (Termination by the Corporation for Cause) of the Employment Agreement.

      (f) "Date of Termination" shall mean, if your employment is terminated, the date specified in the Notice of Termination.

      (g) "Equity Security" in respect of a security of the Corporation, shall have the meaning ascribed thereto in Part 11 of the Securities Act (British Columbia), as it existed on the date of this Agreement, and also means any security carrying the right to convert such security into, exchange such security for, or entitling the holder to subscribe for, any equity security, or into or for any such convertible or exchangeable security or security carrying a subscription right.

      (h) "Good Reason" shall mean the occurrence of one or more of the following events, without your express written consent, within 12 months of Change in Control:

            (i) a material change in your status, position, authority or responsibilities that does not represent a promotion from or represents an adverse change from your status, position, authority or responsibilities in effect immediately prior to the Change in Control;

            (ii) a material reduction by the Corporation, in the aggregate, in your Base Salary, or incentive, retirement, health benefits, bonus or other compensation plans provided to you immediately prior to the Change in Control, unless an equitable arrangement has been made with respect to such benefits in connection with a Change in Control;

            (iii) a failure by the Corporation to continue in effect any other compensation plan in which you participated immediately prior to the Change in Control (except for reasons of non-insurability), including but not limited to, incentive, retirement and health benefits, unless an equitable arrangement has been made with respect to such benefits in connection with a Change in Control;

            (iv) any request by the Corporation or any affiliate of the Corporation that you participate in an unlawful act; or

            (v) any purported termination of your employment by the Corporation after a Change in Control which is not effected pursuant to a Notice of Termination satisfying the requirements of clause (i) below and for the purposes of this Agreement, no such purported termination shall be effective.

      (i) "Notice of Termination" shall mean a notice, in writing, communicated to the other party in accordance with Section 6 below, which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

      (j) "Potential Change in Control". of the Corporation shall be deemed to. have occurred if:

            (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

            (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or

            (iii) the Board adopts a resolution to the effect that, for the purposes of this Agreement, a Potential Change in Control of the Corporation has occurred.

3.    POTENTIAL CHANGE IN CONTROL.

            You agree that, in the event of a Potential Change in Control of the Corporation occurring after the Effective Date, and until 12 months after a Change in Control, subject to your right to terminate your employment by issuing and delivering a Notice of Termination for Good Reason, you will continue to diligently carry out your duties and obligations, on the terms set out in the Employment Agreement.

4.    COMPENSATION UPON TERMINATION FOLLOWING CHANGE IN CONTROL.

            Subject to compliance by you with Section 3, upon your employment terminating pursuant to a Notice of Termination within 12 months after a Change in Control, the Corporation agrees that you shall receive and you agree to accept, the following payments in full satisfaction of any and all claims you may have or then may have against the Corporation, for remuneration, fees, salary, benefits, bonuses or severance, arising out of or in connection with your employment by the Corporation or the termination of your employment:

      (a) If your employment shall be terminated by the Corporation for Cause or by you other than for Good Reason, the terms of the Employment Agreement shall govern and the Corporation shall have no further obligations to you under this Agreement.

      (b) If your employment by the Corporation shall be terminated by you for Good Reason or by the Corporation other than for Cause, then you shall be entitled to the payments and benefits provided below:

            (i) subject to the withholding of all applicable statutory deductions, the Corporation shall pay you a lump sum equal to 12 months' Base Salary, as referred to in Section 3 (Base Salary) and as adjusted from time to time in accordance with
                  Section 5 (Annual Review) of the Employment Agreement, plus other sums owed for arrears of salary, vacation pay and, if awarded, Bonus;

            (ii) to the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Corporation shall maintain the benefits and payments set out in Section 7 (Benefits) of the Employment Agreement during the 12 month period;

            (iii) the Corporation shall arrange for you to be provided with such outplacement career counselling services as are reasonable and appropriate, to assist you in seeking new executive level employment; and

            (iv) all incentive stock options and trust shares granted to you by the Corporation under any stock option and/or trust share agreement that is entered into between you and the Corporation and is outstanding at the time of termination of your employment, which incentive stock options and or trust shares have not yet vested, shall immediately vest upon the termination of your employment and shall be fully exercisable by you in accordance with the terms of the agreement or agreements under which such options were granted.

You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor will any sums actually received be deducted.

5.    BINDING AGREEMENT.

            This Agreement shall enure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die while any amount would still be payable to you under this Agreement if you had continued to live, that amount shall be paid in accordance with the terns of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

6.    NOTICES.

            All notices and other communications that are required or permitted by this Agreement must be in writing and shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered mail) to the parties at the addresses indicated below.

            IF TO ASPREVA:

            Aspreva Pharmaceuticals Corporation
            Farris, Vaughan, Wills & Murphy
            26th Floor, 700 West Georgia Street
            Vancouver, BC V7Y 1B3

            Attn.- R. Hector MacKay-Dunn

            IF TO DR. REINHARD BAILDON:

            Dr. Reinhard Baildon
            308 Arbana
            Ann Arbor, MI
            U.S.A. 48103

Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section.

7.    MODIFICATION AMENDMENTS: ENTIRE AGREEMENT

            This Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Except as set forth in your Employment Agreement, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

8.    GOVERNING LAW.

            This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of such province.

9.    VALIDITY

            The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10.   NO EMPLOYMENT OR SERVICE CONTRACT

            Nothing in this Agreement shall confer upon you any right to continue in the employment of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or you, which rights are hereby expressly reserved by each, to terminate your employment at any time for any reason whatsoever, with or without cause.

            If the foregoing sets forth our agreement on this matter, kindly sign and return to the Corporation a copy of this letter.

                                          Yours truly,

                                          ASPREVA PHARMACEUTICALS
                                          CORPORATION

                                          By: /s/ RICHARD M. GLICKMAN
                                              -------------------------
                                              Authorized Signatory

Accepted and agreed to by Dr. Reinhard Baildon as of the 23 day of September,
2003

/s/ REINHARD BAILDON
--------------------
Dr. Reinhard Baildon

                                   SCHEDULE C

                            CONFIDENTIALITY AGREEMENT
                          AND ASSIGNMENT OF INVENTIONS

                       ASPREVA PHARMACEUTICALS CORPORATION

PRIVATE AND CONFIDENTIAL

                                                           As of August 25, 2003

Dr. Reinhard Baildon
308 Arbana
Ann Arbor, MI
U.S.A. 48103

Dear Dr. Baildon:

The purpose of this letter is to confirm and record the terms of the agreement (the "AGREEMENT") between you and Aspreva Pharmaceuticals Corporation ("ASPREVA") concerning the terms on which you will (i) receive from and disclose to Aspreva proprietary and confidential information; (ii) agree to keep the information confidential, to protect it from disclosure and to use it only in accordance with the terms of this Agreement; and (iii) assign to Aspreva all rights, including any ownership interest which may arise in all inventions and intellectual property developed or disclosed by you over the course of your work during your employment with Aspreva. The effective date ("EFFECTIVE DATE") of this Agreement is the date that you start or started working at Aspreva, as indicated in the employment agreement between you and Aspreva dated as of August 25, 2003.

In consideration of the offer of employment by Aspreva and the payment by Aspreva to you of the sum of CDN$1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you and Aspreva hereby agree as follows:

1.          INTERPRETATION

1.1         DEFINITIONS. In this Agreement:

      (a)   "CONFIDENTIAL INFORMATION", subject to the exemptions set out in
            Section 2.8, shall mean any information relating to Aspreva's Business (as hereinafter defined), whether or not conceived, originated, discovered, or developed in whole or in part by you, that is not generally known to the public or to other persons who are not bound by obligations of confidentiality and:

            (i) from which Aspreva derives economic value, actual or potential, from the information not being generally known; or

            (ii) in respect of which Aspreva otherwise has a legitimate interest in maintaining secrecy;

            and which, without limiting the generality of the foregoing, shall include;

            (iii) all proprietary information licensed to, acquired, used or developed by Aspreva in its search and development activities including but not restricted to the development and commercialization of drugs for rare diseases and conditions and orphan drugs as defined by the U.S. Orphan Drug Act, other scientific strategies and concepts, designs, know-how, information, material, formulas, processes, research data and proprietary rights in the nature of copyrights, patents, trademarks, licenses and industrial designs;

            (iv) all information relating to Aspreva's Business, and to all other aspects of Aspreva's structure, personnel, and operations, including financial, clinical, regulatory, marketing, advertising and commercial information and strategies, customer lists, compilations, agreements and contractual records and correspondence; programs, devices, concepts, inventions, designs, methods, processes, data, know-how, unique combinations of separate items that is not generally known and items provided or disclosed to Aspreva by third parties subject to restrictions on use or disclosure;

            (v) all know-how relating to Aspreva's Business including, all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information, and all applications, registrations, licenses, authorizations, approvals and correspondence submitted to regulatory authorities;

            (vi) all information relating to the businesses of competitors of Aspreva including information relating to competitors' research and development, intellectual property, operations, financial, clinical, regulatory, marketing, advertising and commercial strategies, that is not generally known;

            (vii) all information provided by Aspreva's agents, consultants, lawyers, contractors, licensors or licensees to Aspreva and relating to Aspreva's Business; and

            (viii) all information relating to your compensation and benefits, including your salary, vacation, stock options, rights to continuing education, perquisites, severance notice, rights on termination and all other compensation and benefits, except that you shall be entitled to disclose such information to your bankers, advisors, agents, consultants and other third parties who have a duty of confidence to you and who have a need to know such information in order to provide advice, products or services to you.

      (b) "INVENTIONS" shall mean any and all discoveries, developments, enhancements, improvements, concepts, formulas, processes, ideas, writings, whether or not reduced to practice, industrial and other designs, patents, patent applications, provisional patent applications, continuations, continuations-in-part, substitutions, divisionals, reissues, renewals, re-examinations, extensions, supplementary protection certificates or the like, trade secrets or utility models, copyrights and other forms of intellectual property including all applications, registrations and related foreign applications filed and registrations granted thereon.

      (c) "WORK PRODUCT" shall mean any and all Inventions and possible Inventions relating to Aspreva's Business resulting from any work performed by you for Aspreva that you may invent or co-invent during your involvement in any capacity with Aspreva, except those Inventions invented by you entirely on your own time that do not relate to Aspreva's Business or do not derive from any equipment, supplies, facilities, Confidential Information or other information, gained, directly or indirectly, by you from or through your involvement in any capacity with Aspreva.

      (d) "ASPREVA'S BUSINESS" shall mean the businesses actually carried on by Aspreva, directly or indirectly, whether under an agreement with or in collaboration with, any other party including but not exclusively, the development and commercialization of drugs for rare diseases and conditions and orphan drugs as defined by the U.S. Orphan Drug Act.

2.          CONFIDENTIALITY

2.1 BASIC OBLIGATION OF CONFIDENTIALITY. You hereby acknowledge and agree that in the course of your involvement with Aspreva, Aspreva may disclose to you or you may otherwise have access or be exposed to Confidential Information. Aspreva hereby agrees to provide such access to you and you agree to receive and hold all Confidential Information on the terms and conditions set out in this Agreement. Except as set out in this Agreement, you will keep strictly confidential all Confidential Information and all other information belonging to Aspreva that you acquire, observe or are informed of, directly or indirectly, in connection with your involvement, in any capacity, with Aspreva.

2.2 FIDUCIARY CAPACITY. You will be and act toward Aspreva as a fiduciary in respect of the Confidential Information.

2.3 NON-DISCLOSURE. Unless Aspreva first Lives you written permission to do so under Section 2.7 of this Agreement, you will not at any time, either during or after your involvement in any capacity with Aspreva;

      (a)   use or copy Confidential Information or your recollections thereof;

      (b) publish or disclose Confidential Information or your recollections thereof to any person other than to employees of Aspreva who have a need to know such Confidential Information for their work for Aspreva;

      (c) permit or cause any Confidential Information to be used, copied, published, disclosed, translated or adapted except as otherwise expressly permitted by this Agreement;

      (d) permit or cause any Confidential Information to be stored off the premises of Aspreva, including permitting or causing such Information to be stored in electronic format on personal computers, except in accordance with written procedures of Aspreva, as amended from time to time in writing; or

      (e) communicate the Confidential Information or your recollections thereof to another employee of Aspreva in a public place or using methods of communication that are capable of being intercepted (such as unencrypted messages using the internet or cellular phones) or overheard, without the written permission of Aspreva.

2.4 TAKING PRECAUTIONS. You will take all reasonable precautions necessary or prudent to prevent material in your possession or control that contains or refers to Confidential Information from being discovered, used or copied by third parties.

2.5 ASPREVA'S OWNERSHIP OF CONFIDENTIAL INFORMATION. As between you and Aspreva, Aspreva shall own all right, title and interest in and to the Confidential Information, whether or not created or developed by you.

2.6 CONTROL OF CONFIDENTIAL INFORMATION AND RETURN OF INFORMATION. All physical materials produced or prepared by you containing Confidential Information, including, without limitation, biological material, chemical entities, test results, notes of experiments, computer files, photographs, x-ray film, designs, devices, formulas, memoranda, drawings, plans, prototypes, samples, accounts, reports, financial statements, estimates and materials prepared in the course of your responsibilities to or for the benefit of Aspreva, shall belong to Aspreva, and you will promptly turn over to Aspreva's possession every original and copy of any and all such items in your possession or control upon request by Aspreva. You shall not permit or cause any physical materials to be stored off the premises of Aspreva, unless in accordance with written procedures of Aspreva, as amended from time to time in writing. You shall not transfer any biological material to another person outside of Aspreva, unless a material transfer agreement has been signed by both Aspreva and the other party. You shall not accept any biological material from another person outside of Aspreva, unless in accordance with written procedures of Aspreva, as amended from time to time in writing.

2.7 PURPOSE OF USE. You will use Confidential Information only for purposes authorised or directed by Aspreva.

2.8 EXEMPTIONS. Your obligation of confidentiality under this Agreement will not apply to any of the following:

      (a) information that is already known to you, though not due to a prior disclosure by Aspreva or by a person who obtained knowledge of the information, directly or indirectly, from Aspreva;

      (b) information disclosed to you by another person who is not obliged to maintain the confidentiality of that information and who did not obtain knowledge of the information, directly or indirectly, from Aspreva;

      (c) information that is developed by you independently of Confidential Information received from Aspreva and such independent development can be documented by you;

      (d) other particular information or material which Aspreva expressly exempts by written instrument signed by Aspreva;

      (e) information or material that is in the public domain through no fault of your own; and

      (f) information or material that you are obligated by law to disclose, to the extent of such obligation, provided that:

            (i) in the event that you are required to disclose such information or material, then, as soon as you become aware of this obligation to disclose, you will provide Aspreva with prompt written notice so that Aspreva may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement;

            (ii) if Aspreva agrees that the disclosure is required by law, it will give you written authorization to disclose the information for the required purposes only;

            (iii) if Aspreva does not agree that the disclosure is required by law, this Agreement will continue to apply, except to the extent that a Court of competent jurisdiction orders otherwise; and

            (iv) if a protective order or other remedy is not obtained or if compliance with this Agreement is waived, you will furnish only that portion of the Confidential Information that is legally required and will exercise all reasonable efforts to obtain confidential treatment of such Confidential Information.

3.          ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

3.1 NOTICE OF INVENTION. You agree to promptly and fully inform Aspreva of all your Work Product, whether or not patentable, throughout the course of your involvement, in any capacity, with Aspreva, whether or not developed before or after your execution of this Agreement. On your ceasing to be employed by Aspreva for any reason whatsoever, you will immediately deliver up to Aspreva all of your Work Product. You further agree that all of your Work Product shall at all times be the Confidential Information of Aspreva.

3.2 ASSIGNMENT OF RIGHTS. Subject only to those exceptions set out in EXHIBIT A hereto, you will assign, and do hereby assign, to Aspreva or, at the option of Aspreva and upon notice from Aspreva, to Aspreva's designee, your entire right, title and interest in and to all of your Work Product during your involvement, in any capacity, with Aspreva and all other rights and interests of a proprietary nature in and associated with your Work Product, including all patents, patent applications filed and other registrations granted thereon. To the extent that you retain or acquire legal title to any such rights and interests, you hereby declare and confirm that such legal title is and will be held by you only as trustee and agent for Aspreva. You agree that Aspreva's rights hereunder shall attach to all of your Work Product, notwithstanding that it may be perfected or reduced to specific form after you have terminated your relationship with Aspreva. You further agree that Aspreva's rights hereunder are worldwide rights and are not limited to Canada, but shall extend to every country of the world.

3.3 MORAL RIGHTS. Without limiting the foregoing, you irrevocably waive any and all moral rights arising under the Copyright Act (Canada), as amended, or any successor legislation of similar force and effect or similar legislation in other applicable jurisdictions or at common law that you may have with respect to your Work Product, and agree never to assert any moral rights which you may have in your Work Product, including, without limitation, the right to the integrity of such Work Product, the right to be associated with the Work Product, the right to restrain or claim damages for any distortion, mutilation or other modification or enhancement of the Work Product and the right to restrain the use or reproduction of the Work Product in any context and in connection with any product, service, cause or institution, and you further confirm that Aspreva may use or alter any such Work Product as Aspreva sees fits in its absolute discretion.

3.4 GOODWILL. You hereby agree that all goodwill you have established or may establish with clients, customers, suppliers, principals, shareholders, investors, collaborators, strategic partners, licensees, contacts or prospects of Aspreva relating to the business or affairs of Aspreva (or of its partners, subsidiaries or affiliates), both before and after the Effective Date, shall, as between you and Aspreva, be and remain the property of Aspreva exclusively, for Aspreva to use, alter, vary, adapt and exploit as Aspreva shall determine in its discretion.

3.5 ASSISTANCE. You hereby agree to reasonably assist Aspreva, at Aspreva's request and expense, in:

      (a) making patent applications for your Work Product, including instructions to lawyers and/or patent agents as to the characteristics of your Work Product in sufficient detail to enable the preparation of a suitable patent specification, to execute all formal documentation incidental to an application for letters patent and to execute assignment documents in favour of Aspreva for such applications;

      (b) making applications for all other forms of intellectual property registration relating to your Work Product;

      (c) prosecuting and maintaining the patent applications and other intellectual property relating to your Work Product; and

      (d) registering, maintaining and enforcing the patents and other, intellectual property registrations relating to your Work Product.

3.6 ASSISTANCE WITH PROCEEDINGS. You further agree to reasonably assist Aspreva, at Aspreva's request and expense, in connection with any defence to an allegation of infringement of another person's intellectual property rights, claim of invalidity of another person's intellectual property rights, opposition to, or intervention regarding, an application for letters patent, copyright or trademark or other proceedings relating to intellectual property or applications for registration thereof.

4.          GENERAL

4.1 TERM AND DURATION OF OBLIGATION. The term of this Agreement is from the Effective Date and terminates on the date that you are no longer working at or for Aspreva. Except as otherwise agreed in a written instrument signed by Aspreva, Article 2 shall survive the termination of this Agreement, including your obligations of confidentiality and to return Confidential Information, and shall endure, with respect to each item of Confidential Information, for so long as those items fall within the definition of Confidential Information. Sections 1.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.1, 4.2, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10,
4.11, 4.12 and 4.13 shall also survive the termination of this Agreement.

4.2 BINDING NATURE OF AGREEMENT. This Agreement is not assignable by you. You agree that this Agreement shall be binding upon your heirs and estate.

4.3 NON-COMPETITION. While you are an employee of Aspreva, you will not provide services to or enter into a contract of employment or service in any capacity for any business which is in any way competitive with Aspreva's Business without the prior written consent of Aspreva.

4.4 NO CONFLICTING OBLIGATIONS. You represent and warrant that you will not use or disclose to other persons at Aspreva information that (i) constitutes a trade secret of persons other than Aspreva during your employment at Aspreva, or (ii) which is confidential information owned by another person. You represent and warrant that you have no agreements with or obligations to others with respect to the matters covered by this Agreement or concerning the Confidential Information that are in conflict with anything in this Agreement.

4.5 EQUITABLE REMEDIES. You acknowledge and agree that a breach by you of any of your obligation under this Agreement would result in damages to Aspreva that could not be adequately compensated by monetary award. Accordingly, in the event of any such breach by you, in addition to all other remedies available to Aspreva at law or in equity, Aspreva shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement, without having to prove damages to the court.

4.6 PUBLICITY. You shall not, without the prior written consent of Aspreva, make or give any public announcements, press releases or statements to the public or the press regarding your Work Product or any Confidential Information.

4.7 SEVERABILITY. If any covenant or provision of this Agreement or of a section of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, then such void or unenforceable covenant or provision shall not affect or impair the enforceability or validity of the balance of the section or any other covenant or provision.

4.8 TIME OF ESSENCE/NO WAIVER. Time is of the essence hereof and no waiver, delay, indulgence, or failure to act by Aspreva regarding any particular default or omission by you shall affect or impair any of Aspreva's rights or remedies regarding that or any subsequent default or omission that is not expressly waived in writing, and in all events time shall continue to be of the essence without the necessity of specific reinstatement.

4.9 FURTHER ASSURANCES. The parties will execute and deliver to each other such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

4.10 NOTICES. All notices and other communications that are required or permitted by this Agreement must be in writing and shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered mail) to the parties at the addresses indicated below.

            IF TO ASPREVA:

            Aspreva Pharmaceuticals Corporation
            Farris, Vaughan, Wills & Murphy
            26th Floor, 700 West Georgia Street
            Vancouver, BC V7Y 1B3

            Attn: R. Hector MacKay-Dunn

            IF TO DR. REINHARD BAILDON:

            Dr. Reinhard Baildon
            308 Arbana
            Ann Arbor, MI
            U.S.A. 48103

Any such notice shall be deemed to have been received on the earlier of' the date actually received or the date five (5) days after the same was posted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section.

4.11 AMENDMENT. No amendment. modification, supplement or other purported alteration of this Agreement shall be binding unless it is in writing and signed by you and by Aspreva.

4.12 ENTIRE AGREEMENT. This Agreement supersedes all previous dealings, understandings, and expectations of the parties and constitutes the whole agreement with respect to the matters contemplated hereby, and there are no representations, warranties, conditions or collateral agreements between the parties with respect to such transactions except as expressly set out herein.

4.13 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of such province.

4.14 INDEPENDENT LEGAL ADVICE. You hereby acknowledge that you have obtained or have had an opportunity to obtain independent legal advice in connection with this Agreement, and further acknowledge that you have read, understand, and agree to be bound by all of the terms and conditions contained herein.

ACCEPTANCE

            If the foregoing terms and conditions are acceptable to you, please indicate your acceptance of and agreement to the terms and conditions of this Agreement by signing below on this letter and on the enclosed copy of this letter in the space provided and by returning the enclosed copy so executed to us. Your execution and delivery to Aspreva of the enclosed copy of this letter will create a binding agreement between us.

Thank you for your cooperation in this matter.

Yours truly,

ASPREVA PHARMACEUTICALS CORPORATION

By: /s/ RICHARD M. GLICKMAN
    -------------------------
    Authorized Signatory

Accepted and agreed as of the 23 day of September, 2003

/s/ LILIJA SLOKVENKO                           /s/ REINHARD BAILDON
---------------------------------              ---------------------------------
Witness Signature                              SIGNATURE OF DR. REINHARD BAILDON

Lilija Slokvenko
---------------------------------
Witness Name

Waitress
---------------------------------
Occupation

8120 Wisconsin Avenue, Beth.
---------------------------------
Address

                                    EXHIBIT A

                           EXCLUSION FROM WORK PRODUCT

                                      None

                                   SCHEDULE D

                             BUSINESS OF THE COMPANY

The business of the Corporation shall mean the business actually carried on by the Corporation, directly or indirectly, whether under an agreement with or in collaboration with any other party including, but not limited to the development and commercialization of drugs for rare diseases and conditions and orphan drugs as defined by the U.S. Orphan Drug Act.

                                   SCHEDULE E

                        EXCEPTION TO RESTRICTIVE COVENANT

                                      None